Exhibit 10-P-3

AMENDMENT TO FORD MOTOR COMPANY

DEFERRED COMPENSATION PLAN

(Effective as of March 10, 2004)

The following new paragraph (j) is added to Section 4:

      “(j) Payout in Ford Stock. Anything in the Plan to the contrary notwithstanding, the Compensation Committee may determine that certain awards otherwise payable in Ford Stock under the LTI Plan that are deferred under the Plan shall be distributed in whole shares of Ford Stock rather than in cash if, at the time of the initial deferral of the award, the participant elected (i) the Ford Stock Fund as the option for measuring the value of the award and (ii) shares of Ford Stock rather than cash as the form of payment. In addition, the Committee may require, as a condition to such deferral, that (x) the participant make the elections described in (i) and (ii) above, (y) the value of such deferral continue to be measured based on the Ford Stock Fund with no redesignation of such deferral to other measurement options under the Plan allowed and (z) the ultimate form of payout may not be changed by the participant to cash.